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                                                                       EXHIBIT 5

                        OPINION OF BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                              Columbus, Ohio 43215

                                  May 14, 2001

Greif Bros. Corporation
425 Winter Road
Delaware, Ohio  43015

Ladies and Gentlemen:

              We are acting as counsel to Greif Bros. Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 2,500,000 shares of Class A Common Stock, without par value, of the Company (the "Shares") for offer and sale under, and pursuant to, the Company's 2001 Management Equity Incentive and Compensation Plan (the "Plan").

              In connection therewith, we have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as in effect on the date hereof, and the records, as exhibited to us, of the corporate proceedings of the Company; a copy of the Plan; and such other documents and records, including a certificate from the Secretary of the Company, as we have considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

              Based upon the foregoing, we are of the opinion that the Shares, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

              We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ Baker & Hostetler LLP
                                                       BAKER & HOSTETLER LLP




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